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                                                               Exhibit 10(c)(i)

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                             CPC INTERNATIONAL INC.
                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
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                            As Amended and Restated
                             Effective May 1, 1994


         WHEREAS, CPC International Inc. (the "Company") maintains a Deferred Compensation Plan for Outside Directors (the "Plan");

         WHEREAS, the Plan, as approved by the shareholders of the Company on April 28, 1988 authorizes payment (in accordance with the terms of the Plan) of a portion of the annual retainer of the directors, not to exceed 50%, as determined by the Board of Directors (the "Board"), in the form of mandatorily deferred shares of Common Stock; and

         WHEREAS, in order to cause the Plan to comply with the requirements of revised Rule 16b-3 under the Securities Exchange Act of 1934, the Board desires to establish the portion of the annual retainer to be paid in the form of mandatorily deferred shares of Common Stock.

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety.
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1.       Purpose and Eligibility

         The purpose of the Plan is to: (i) provide outside directors with an opportunity to defer receipt of all or a portion of their cash compensation as members of the Board, (ii) establish terms for such deferral and (iii) provide for compensation in the form of mandatorily deferred shares of Common Stock of the Company. All directors who are not, and have never been, employees of the Company shall be eligible to participate in the Plan.

2.       Administration

         The Plan shall be administered by the Compensation and Nominating Committee (the "Committee") of the Board of Directors. The members of the Committee shall be appointed by the Board. The Committee shall have full power and authority to interpret the terms of the Plan, to determine all questions arising in the administration of the Plan, and to adopt such rules and procedures as it may deem advisable for the administration of the Plan.

3.       Stock Compensation

         Thirty-three and one-third percent (33 1/3%) of the annual retainer of the directors, will be paid in the form of mandatorily deferred shares of Common Stock, which shall be credited to each director's Stock Account as provided in Section 5 and paid after resignation or retirement from the Board as provided in Section 7.
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4.       Election to Defer Cash Compensation

         On or before June 30 of any year, a director may deliver to the Committee a written election to defer all or any part of his cash compensation for the succeeding calendar year. Such election shall be irrevocable and shall specify whether and to what extent such compensation shall be deferred in the form of Common Stock and credited to the director's Stock Account. The balance, if any, shall be deferred in cash and credited to the director's Interest-Bearing Account as provided in Section 5. A director who first assumes office after July 1 of any year may elect, prior to the first day of the next full calendar quarter, to defer all or any part of such compensation for the succeeding calendar year; provided, however, that an election to invest such deferred compensation in the Stock Account shall not be effective until six months after such election.

5.       Deferred Compensation Accounts

         The Committee shall establish and maintain two deferred compensation accounts for each director: (i) a Stock Account, to which there shall be credited stock compensation and the portion of cash compensation which the director has elected to defer in the form of Common Stock and (ii) an Interest-Bearing Account to which all other deferred cash compensation shall be credited.

         At the end of each calendar quarter, there shall be credited to the respective Accounts the deferred compensation accrued during such quarter. If a director has elected to defer cash compensation in the form of Common Stock, the number of full shares to be
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credited to the Stock Account for each quarter shall be determined on the basis of the closing price of the Common Stock on the last trading day of the quarter as reported for New York Stock Exchange-Composite Transactions, and any amount which would represent a fractional share shall be credited to the director's Interest-Bearing Account.

         Amounts credited to a director's Interest-Bearing Account shall earn interest equivalents at such rate (which may be a floating rate) as shall be determined from time to time by the Committee.

         Dividend equivalents on shares credited to a director's Stock Account shall, if the director so elects, be credited at the end of each quarter to his or her Stock Account in the form of full shares of Common Stock, any amount which would represent a fractional share being credited to his or her Interest-Bearing Account. In the absence of such election, all dividend equivalents shall be credited to the director's Interest-Bearing Account.

6.       Annual Limitation on Deferrals in Common Stock

         The maximum number of shares of Common Stock which may be credited under the Plan to all the directors' Stock Accounts in any year shall not exceed 10,000. Any deferrals which would cause such number to exceed 10,000 shares in any year shall be credited to the Interest-Bearing Accounts.
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7.       Payment

         Payment of a director's Accounts shall be made at such dates as may be determined by the Committee, but in no event earlier than six months after resignation or retirement as a director nor later than ten years thereafter. Payment of a director's Stock Account may be made in cash or shares of Common Stock, or any combination thereof, as the director shall request subject to the approval of the Committee. Payment of a director's Interest-Bearing Account shall be in cash.

         In the event of a director's death prior to receiving all payments due under the Plan, the remaining amount shall be paid in a lump sum to the beneficiary or beneficiaries designated by the director in a writing filed with the Committee or, in the absence of an effective designation, to the director's estate.

8.       Grantor Trust

         The Company may establish an irrevocable grantor trust with an independent trustee, which shall be a bank or trust company selected by the Company, and transfer to the trustee of that trust shares of Common Stock and cash or other assets in order to assist the Company in fulfilling its payment obligations hereunder. The governing trust instrument must require that the trustee shall establish a separate account in the trust fund for each director, based on the contributions made by or for such director, that all assets held in the trust shall remain available to satisfy the
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claims of general creditors of the Company in case of insolvency or bankruptcy and that the Company shall give timely written notice to the trustee of the insolvency or bankruptcy of the Company.

9.       Non-Assignability

         The rights and interests of a director hereunder may not be assigned, pledged or otherwise transferred except by will or the laws of descent and distribution.

10.      Amendments and Termination

         Except as provided below, the Board may at any time amend or terminate the Plan. No amendment or termination shall alter or impair existing rights in respect of a director's Accounts. The provisions of Section 3 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         If the outstanding shares of Common Stock are changed by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other corporate change, the Committee shall make such substitutions or adjustments to the Stock Accounts and the annual limitation on deferrals in Common Stock as it deems to be equitable and consistent with the provisions contained herein.
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11. General Matters

         Cash and Common Stock credited to Accounts under the Plan will be paid at the dates and in the manner provided for in Section 7 from the assets of the grantor trust established under Section 8 and, to the extent the assets therein are not sufficient or such a trust has not been established, from the general assets of the Company. Prior to such payment, a director will have no interest under the Plan in any specific asset of the Company or any security interest in the assets of a grantor trust established under Section 8. Until the establishment of such a trust, no certificates shall be issued for shares credited to a director's Stock Account.

         All expenses incurred in administering the Plan and a grantor trust established under Section 8 will be paid by the Company.


                                                        Adopted:  April 22, 1969

                                                        Amended:  March 20, 1984
                                                                January 19, 1988
                                                                  March 15, 1988
                                                              September 21, 1993
                                                                     May 1, 1994